Exhibit 99.1

Wachtell, Lipton, Rosen & Katz 51 WEST 52ND STREETNEW YORK, N.Y. 10019-6150TELEPHONE: (212) 403-1000FACSIMILE: (212) 403-2000GEORGE A. KATZ (19651989) JAMES H. FOGELSON (19671991) LEONARD M. ROSEN (19652014)OF COUNSELMARTIN LIPTONHERBERT M. WACHTELLTHEODORE N. MIRVISEDWARD D. HERLIHYDANIEL A. NEFFANDREW R. BROWNSTEINSTEVEN A. ROSENBLUMJOHN F. SAVARESESCOTT K. CHARLESJODI J. SCHWARTZADAM O. EMMERICHRALPH M. LEVENERICHARD G. MASONDAVID M. SILKROBIN PANOVKADAVID A. KATZILENE KNABLE GOTTSJEFFREY M. WINTNERTREVOR S. NORWITZBEN M. GERMANAANDREW J. NUSSBAUMRACHELLE SILVERBERGSTEVEN A. COHENDEBORAH L. PAULDAVID C. KARPRICHARD K. KIMJOSHUA R. CAMMAKERMARK GORDONJEANNEMARIE OBRIENWAYNE M. CARLINSTEPHEN R. DiPRIMANICHOLAS G. DEMMOIGOR KIRMANJONATHAN M. MOSEST. EIKO STANGEWILLIAM SAVITTERIC M. ROSOFGREGORY E. OSTLINGDAVID B. ANDERSANDREA K. WAHLQUISTADAM J. SHAPIRONELSON O. FITTSJOSHUA M. HOLMESDAVID E. SHAPIRODAMIAN G. DIDDENIAN BOCZKOMICHAEL H. BYOWITZKENNETH B. FORRESTSELWYN B. GOLDBERGPETER C. HEINJB KELLYMEYER G. KOPLOWJOSEPH D. LARSONLAWRENCE S. MAKOWDOUGLAS K. MAYERPHILIP MINDLINDAVID S. NEILLHAROLD S. NOVIKOFFLAWRENCE B. PEDOWITZERIC S. ROBINSONERIC M. ROTHPAUL K. ROWEDAVID A. SCHWARTZMICHAEL J. SEGALROSEMARY SPAZIANIELLIOTT V. STEINWARREN R. STERNLEO E. STRINE, JR.*PAUL VIZCARRONDO, JR.PATRICIA A. VLAHAKISAMY R. WOLFMARC WOLINSKY* ADMITTED IN DELAWARE COUNSELDAVID M. ADLERSTEINSUMITA AHUJAAMANDA K. ALLEXONLOUIS J. BARASHFRANCO CASTELLIANDREW J.H. CHEUNGPAMELA EHRENKRANZKATHRYN GETTLES-ATWAADAM M. GOGOLAKNANCY B. GREENBAUMMARK A. KOENIGCARMEN X.W. LUJ. AUSTIN LYONSALICIA C. McCARTHYNEIL M. SNYDERS. CHRISTOPHER SZCZERBANJEFFREY A. WATIKERMATTHEW M. GUESTDAVID E. KAHANDAVID K. LAMBENJAMIN M. ROTHJOSHUA A. FELTMANELAINE P. GOLINEMIL A. KLEINHAUSKARESSA L. CAINRONALD C. CHENGORDON S. MOODIEBRADLEY R. WILSON GRAHAM W. MELIGREGORY E. PESSINCARRIE M. REILLYMARK F. VEBLENSARAH K. EDDYVICTOR GOLDFELDBRANDON C. PRICEKEVIN S. SCHWARTZMICHAEL S. BENNSABASTIAN V. NILESALISON ZIESKE PREISSTIJANA J. DVORNICJENNA E. LEVINERYAN A. McLEODANITHA REDDYJOHN L. ROBINSONJOHN R. SOBOLEWSKISTEVEN WINTEREMILY D. JOHNSONJACOB A. KLINGRAAJ S. NARAYANVIKTOR SAPEZHNIKOVMICHAEL J. SCHOBELELINA TETELBAUMERICA E. BONNETTLAUREN M. KOFKEZACHARY S. PODOLSKYRACHEL B. REISBERGMARK A. STAGLIANOCYNTHIA FERNANDEZ LUMERMANNCHRISTINA C. MANOAH B. YAVITZ

September 12, 2022

By E-mail

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California 94301

Attention:	Mike Ringler
Sonia K. Nijjar
Dohyun Kim

Re:	Third Purported Termination of Agreement and Plan of Merger

Dear Mr. Ringler:

This letter is sent on behalf of Twitter, Inc. (“Twitter” or “the Company”) in response to your September 9, 2022 letter, in which X Holdings I, Inc., for the third time, purports to terminate the Agreement and Plan of Merger (the “Agreement”) by and among Twitter, X Holdings I, Inc. (“Parent”), X Holdings II, Inc. (“Acquisition Sub”), and Elon R. Musk (together with Parent and Acquisition Sub, the “Musk Parties”). Capitalized terms used here and not otherwise defined have the meanings ascribed to them in the Agreement.

As was the case with both your July 8, 2022 and August 29, 2022 purported notices of termination, the purported termination set forth in your September 9, 2022 letter is invalid and wrongful under the Agreement, including under Section 8.1(d) thereof. Twitter has breached none of its representations or obligations under the Agreement, and following the receipt of the approval of Twitter’s stockholders at its September 13, 2022 special meeting, all of the conditions precedent

Wachtell, Lipton, Rosen & Katz

to the closing of the Merger will be satisfied (other than those conditions that by their nature are to be satisfied at Closing). Twitter intends to enforce the Agreement and close the transaction on the price and terms agreed upon with the Musk Parties.

As was the case with each of your prior purported terminations, the Musk Parties third purported termination is invalid for the independent reason that Mr. Musk and the other Musk Parties continue to knowingly, intentionally, willfully, and materially breach the Agreement, including but not limited to Sections 6.1, 6.3, 6.4, 6.8, and 6.10 thereof, and repudiated their obligations under the Agreement when they delivered their July 8, 2022 and August 29, 2022 invalid and wrongful purported termination notices. The Agreement is not terminated, the Bank Debt Commitment Letter and the Equity Commitment Letter remain in effect, and Twitter again demands that Mr. Musk and the other Musk Parties comply with their obligations under the Agreement, including their obligations to use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Agreement, the Bank Debt Commitment Letter, and the Equity Commitment Letter. Twitter will continue to pursue its right to specifically enforce all of the Musk Parties’ obligations under the Agreement.

Twitter reserves all contractual, legal, and other rights.

Sincerely,

/s/ William Savitt
William Savitt Wachtell, Lipton, Rosen & Katz

cc:

Vijaya Gadde, Twitter, Inc.

Martin W. Korman, Wilson Sonsini Goodrich & Rosati, P.C.

Brad Sorrels, Wilson Sonsini Goodrich & Rosati, P.C.

Alan M. Klein, Simpson Thacher & Bartlett LLP

Elon Musk

X Holdings I, Inc.

X Holdings II, Inc.

Alex Spiro, Quinn Emanuel Urquhart & Sullivan, LLP

Andrew Rossman, Quinn Emanuel Urquhart & Sullivan, LLP

James A. Florack, Davis Polk & Wardwell LLP, as counsel to the Debt Financing Sources party to the Bank Debt Commitment Letter